SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2013

General Aircraft, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-178082	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16445 North 91st St., Suite 103, Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 637-8536

5389 Golden Barrel Ave., Las Vegas, NV 89141 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 11, 2013, the board of directors appointed Ari L. Nagler to our board of directors and to serve as our new President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer. Following this appointment, the board accepted the resignation of Ian Johnson as our former sole officer and director. There was no known disagreement with Mr. Johnson regarding our operations, policies, or practices.

Ari L. Nagler is our newly appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director. Since 2010, he has been the Chief Executive Officer and co-founder of Nuad Networks, an online advertising business which is currently delivering over 500 million monthly online ad impressions. From 2009 until 2010, Mr. Nagler was Vice President of Ace Air, where he managed a 130 employee HVAC contracting business. From 2004 until 2009, he was the principal of World Class Investments / Ari Nagler, PLLC, where he negotiated, managed, and closed M&A transactions. From 2004 until 2008, Mr. Nagler was also owner and President of Candleloft / The Candle Maker, a manufacturing, retail, and wholesale business. From 2002 until 2004, he was an independent distributor for Source One Medical. From 2000 through 2002, Mr. Nagler was with Euraka Broadband Corporation, where he served as the Sales Manager for Southern California and then as General Manager for Orange County and San Diego. From 1997 until 2000, he was Director of Sales for Healthcare Communications. From 1996-1997, he served as an Analyst for AFSA Data Corporation. Mr. Nagler graduated from Cornell University in 1996 with a Bachelor of Science: Organizational Development and Management Consulting Concentration.

Our newly-appointed officer and director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any written employment agreements or formal compensation arrangements with Mr. Nagler.

Item 5.03 Amendment to Articles of Incorporation or Bylaws

On February 12, 2013 a majority of our shareholders and our board of directors approved an amendment to Article 1 of our Articles of Incorporation to increase our total authorized common stock from 90,000,000 shares to 300,000,000 shares.

We filed a Certificate of Amendment with the Nevada Secretary of State to record the amendment. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Concurrent with the appointment of Mr. Nagler as described above, our executive offices have been moved. Our new executive office address is:

16445 North 91st St., Suite 103

Scottsdale, AZ 85260

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
3.1	Certificate of Amendment

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Aircraft, Inc.

/s/ Ari L. Nagler

Ari L. Nagler
President and Chief Executive Officer

Date: February 12, 2013

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